                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         Northstar Health Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Northstar Health Services, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies: _______________

         2) Aggregate number of securities to which transaction applies: _____________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of
                  transaction: _______________

         5)       Total fee paid: _____________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: ___________
         2)       Form, Schedule or Registration Statement No: _____________
         3)       Filing Party: ___________
         4)       Date Filed: ____________

                         NORTHSTAR HEALTH SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        MEETING DATE: September 11, 1997

To the Stockholders of Northstar Health Services, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Northstar Health Services, Inc., a Delaware corporation (the "Company"), will be held at The Indiana Country Club, 495 Country Club Road, Indiana, Pennsylvania 15701, on Thursday, September 11, 1997, at 10:30 a.m., Eastern time, or at any postponement or adjournment thereof for the following purposes:

         1. To elect six members to the Board of Directors of the Company (the "Board") to serve until the next annual meeting of stockholders to be held in 1998 (the "1998 Annual Meeting") or until their successors are duly elected;

         2. To consider and act upon a proposal to adopt the Northstar Health Services, Inc. 1997 Stock Option Plan, which authorizes options to purchase 1,000,000 shares of Common Stock;

         3. To appoint independent public accountants of the Company for the 1997 fiscal year to serve until the 1998 Annual Meeting or until their successors are duly elected; and

         4. To act upon such other business as may properly come before the Annual Meeting.

         In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on July 15, 1997 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

         To ensure that your shares are represented at the Annual Meeting, you are urged to complete, sign, date and return the accompanying proxy card promptly in the enclosed postage paid envelope. Please sign the accompanying proxy card exactly as your name appears on your share certificate(s). You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person.

         Your attention is directed to the accompanying Proxy Statement.

                                     By Order of the Board of Directors


                                     Thomas W. Zaucha

                                     Chairman, President and
                                     Chief Executive Officer
August 7, 1997

                         NORTHSTAR HEALTH SERVICES, INC.
                             665 Philadelphia Street
                           Indiana, Pennsylvania 15701
                           --------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                        MEETING DATE: September 11, 1997
                           --------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Northstar Health Services, Inc. ("Northstar" or the "Company"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Indiana Country Club, 495 Country Club Road, Indiana, Pennsylvania 15701 on Thursday, September 11, 1997, at 10:30 a.m., Eastern time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about August 11, 1997.

         Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on July 15, 1997 (the "Record Date"), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on such date and entitled to vote was 5,867,153. Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

         At the Annual Meeting, stockholders will be asked (1) to elect six directors (the "Nominees") to the Board to serve until the next annual meeting of stockholders of the Company to be held in 1998 (the "1998 Annual Meeting") or until their successors are duly elected (the "Board Proposal"), (2) to consider and act upon a proposal to adopt the Northstar Health Services, Inc. 1997 Stock Option Plan, which authorizes options to purchase 1,000,000 shares of Common Stock (the "Stock Option Proposal") and (3) to appoint the firm of Arthur Andersen LLP, independent public accountants, to serve as the Company's independent public accountants for the 1997 fiscal year until the 1998 Annual Meeting (the "Independent Public Accountants Proposal"). At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

                          QUORUM AND VOTE REQUIREMENTS

         The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The Board Proposal will be determined by the affirmative vote of the holders of a plurality, and the Stock Option and Independent Public Accountants Proposals will be determined by the affirmative vote of the holders of a majority, of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote at the Annual Meeting, whereas instructions to withhold voting on the election of any nominee for director will have no effect on the outcome of the vote.

                           SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Any stockholder desiring to appoint another person to represent him or her at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to Continental Stock Transfer & Trust Company, the Company's transfer agent, located at 2 Broadway, New York, New York 10004, before the time of the Annual Meeting. It is the responsibility of the stockholder appointing such other person to represent him or her to inform such person of this appointment.

         All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted (1) FOR the Board Proposal,
(2) FOR the Stock Option Proposal and (3) FOR the Independent Public Accountants Proposal, and in accordance with the proxyholder's best judgment as to any other business raised at the Annual Meeting. If a stockholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the stockholder appointing him or her. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

         The Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies. MacKenzie will be paid a fee of approximately $4,000 for its services by the Company. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Company also intends to make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

                           PRIOR CONSENT SOLICITATION

         On February 6, 1997, Thomas W. Zaucha, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, commenced a solicitation of Northstar stockholder consents (i) to remove and replace the other members of the Northstar Board of Directors which at the time consisted of Messrs. Brody, Jarrett, Pesci, Smallacombe and Watson (the "Brody Board") and
(ii) to effectuate related changes in Northstar's by-laws (the "Consent Solicitation"). On March 24, 1997, Mr. Zaucha delivered executed consents representing the votes of 61% of the outstanding shares in favor of his proposals and, following confirmation of the vote by the Delaware Chancery Court on May 8, 1997, Mr. Zaucha resumed his duties as the Company's Chief Executive Officer. On August 1, 1997, the ruling of the Delaware Chancery Court was unanimously affirmed by the Delaware Supreme Court.

         Mr. Zaucha has been a director of the Company since November 1995; all of the other nominees have been directors since March 1997, when they were elected by written consent of the stockholders pursuant to the Consent Solicitation. See "Certain Relationships and Related Transactions."

                         PROPOSAL 1--THE BOARD PROPOSAL

         The Board presently consists of six directors (with five vacancies) who are elected to serve until the next annual general meeting of stockholders or until their successors are duly elected and qualified. The Board, at the recommendation of the Nominating Committee, has designated the Nominees listed below for election as directors to the Board to serve until the 1998 Annual Meeting or until their successors are duly elected and qualified. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended by the Nominating Committee.


                                    NOMINEES

Name                                                 Age        Position
-------------------------------------------------    -------    -------------------------------------

Thomas W. Zaucha..........................           51         Chairman of the Board of Directors,
                                                                President and Chief Executive Officer
Lawrence F. Jindra, M.D...................           38         Director
James H. McElwain.........................           50         Director
Mark G. Mykityshyn........................           39         Director
Roger J. Reschini.........................           59         Director
David B. White............................           41         Director

Recommendation and Vote

         Approval of the election of the Nominees to the Board requires the affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

                   The Board unanimously recommends a vote FOR the election of the Nominees to the Board.

                      PROPOSAL 2--THE STOCK OPTION PROPOSAL

         As approved by the Board of Directors on July 23, 1997, the Company proposes that the stockholders adopt the Northstar Health Services, Inc. 1997 Stock Option Plan which authorizes options to purchase 1,000,000 shares of Common Stock (the "1997 Stock Option Plan"). The 1997 Stock Option Plan is designed to assist the Company in the recruitment, retention and motivation of directors, officers, key employees and consultants who are both highly qualified and in a position to make significant contributions to the Company's success.

Recommendation and Vote

         Approval of the Stock Option Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

                   The Board unanimously recommends a vote FOR the approval of the Stock Option Proposal.

             PROPOSAL 3--THE INDEPENDENT PUBLIC ACCOUNTANTS PROPOSAL

         Upon recommendation of the Audit Committee of the Board, the Board proposes that the stockholders appoint the firm of Arthur Andersen LLP ("Arthur Andersen") to serve as the independent public accountants of the Company for the 1997 fiscal year until the 1998 Annual Meeting. Arthur Andersen served as the Company's independent public accountants for the 1996 fiscal year. A representative of Arthur Andersen will attend the Annual Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

Recommendation and Vote

         Approval of the Independent Public Accountants Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

            The Board unanimously recommends a vote FOR the approval
                 of the Independent Public Accountants Proposal.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals to be included in the Company's proxy statement with respect to the 1998 Annual Meeting of Stockholders must be received by the Company at its executive offices located at the Atrium, 665 Philadelphia Street, Indiana, Pennsylvania 15701 no later than January 1, 1998.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The table below sets forth the names, ages and titles of the persons who were directors and executive officers of the Company as of July 1, 1997, each of whom was elected by shareholder consent on March 24, 1997 as a result of the Consent Solicitation.

                             Directors and Officers


Name                                                 Age        Position
-------------------------------------------------    -------    -----------------------------------------

Thomas W. Zaucha..........................           51         Chairman of the Board of Directors,
                                                                President and Chief Executive Officer
Lawrence F. Jindra, M.D...................           38         Director
James H. McElwain.........................           50         Director
Mark G. Mykityshyn........................           39         Director
Roger J. Reschini.........................           59         Director
David B. White............................           41         Director
Michael S. Delaney........................           47         Assistant Secretary and Assistant Treasurer


         Thomas W. Zaucha (51) is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Zaucha founded Keystone Rehabilitation Systems, Inc. ("Keystone") in 1981 and served as its Chairman, President and Chief Executive Officer until Keystone merged with Northstar in 1995. Mr. Zaucha has approximately 28 years of experience in health care and physical therapy related industries. Mr. Zaucha is also a member of numerous professional and community organizations. His business address is that of the Company.

         Lawrence F. Jindra, M.D. (38) has served as a Director of the Company since being elected by shareholder consent in March 1997. Dr. Jindra has served as the Independent Scientific/Technical Consultant to Biomedical Venture Finance since 1982. Dr. Jindra has also served as the Assistant Chief of Ophthalmology and as the Founder and Director of the Glaucoma Consultation Unit of the United States Department of Veterans Affairs Medical Center, Northport, New York, since 1994 and 1989, respectively. From 1992 to 1993, Dr. Jindra served as a White House Fellow, Office of Science & Technology Policy and President's Task Force for National Health Care Reform. Dr. Jindra has rendered consulting service to Commonwealth Associates, the Company's financial advisor, from time to time. His business address is 124 Cisney Avenue, Floral Park, New York 11001.

         James H. McElwain (50) has served as a Director of the Company since being elected by shareholder consent in March 1997. Mr. McElwain has served as the Chief Operating Officer of S. W. Jack Drilling Company since January 1995. From September 1988 until December 1994, Mr. McElwain served as the Vice President of Finance of Keystone, which merged with the Company in 1995. His business address is 57 South Ninth Street, Indiana, Pennsylvania 15701.

         Mark G. Mykityshyn (39) has served as a Director of the Company since being elected by shareholder consent in March 1997. Mr. Mykityshyn has served as a Technical and Financial Consultant with High Technology Venture Finance since 1995. Mr. Mykityshyn has also served as a Management and Technology Consultant with Booz Allen & Hamilton, Inc. since 1993 and was an Adjunct Professor of Aeronautics at The George Washington University from 1994-1995. Prior to 1993, Mr. Mykityshyn served as an aviator in the United States Marine Corps (1982-1989) and earned the Degree of Engineer of Aeronautical and Astronautical Engineering and the Degree of Master of Science in Aeronautical and Astronautical Engineering from the Massachusetts Institute of Technology and a Masters Degree in Public Administration (Science and Technology Policy concentration) from Harvard University (1990-1993). His business address is 1100 Circle 75 Parkway, Suite 770, Atlanta, Georgia 30339.

         Roger J. Reschini (59) has served as a Director of the Company since being elected by shareholder consent in March 1997. Mr. Reschini founded the Reschini Agency, Inc. (the "Reschini Agency"), a multiple line insurance agency, in 1979 and founded TFID, Inc., a real estate development company, in 1984. Mr. Reschini has also been the recipient of a Benjamin Rush Award and a Paul Harris Fellowship. The Reschini Agency acts as the Company's broker for professional and general liability insurance for which the Company pays premiums of approximately $300,000 annually and the agency retains customary commissions. His business address is Reschini Agency, Inc., Laurel Place, 922 Philadelphia Street, Indiana, Pennsylvania 15701.

         David B. White (41) has served as a Director of the Company since being elected by shareholder consent in March 1997. Mr. White is a member of Burns, White & Hickton (Pittsburgh, PA). Mr. White was admitted to the practice of law in 1982, and he is currently a member of the Allegheny County, Pennsylvania and American Bar Associations; the Hospital Association of Pennsylvania; the National Order of Barristers; and the Academy of Trial Lawyers. Mr. White's principal practice areas are general and commercial litigation, insurance law and health care law. His business address is Burns, White & Hickton, 2400 Fifth Avenue Place, 120 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

         Michael S. Delaney (47) has served as corporate counsel of the Company since November 15, 1995, and as its Assistant Secretary and Assistant Treasurer since March 24, 1997. Mr. Delaney has also served as corporate counsel to Keystone since 1981. Mr. Delaney is a name partner in Delaney & Delaney (Indiana, Pennsylvania). Mr. Delaney was admitted to the practice of law in 1977, and is currently a member of the Indiana County, Pennsylvania and American Bar Associations. His business address is Delaney & Delaney, 936 Philadelphia Street, Indiana, Pennsylvania, 15701.

                      BOARD OF DIRECTORS; BOARD COMMITTEES

Board of Directors Meetings; Board Committee Meetings

         During 1996, the Board met 13 times with action taken by unanimous written consent on three occasions; the Nominating Committee met twice; the Audit Committee met 10 times; and the Compensation Committee met 6 times. Each of the Company's Directors attended 100% of the total number of meetings of the Board and Committees on which he served during 1996.

Nominating Committee

         The Nominating Committee of the Board, which presently consists of Messrs. Jindra, Mykityshyn, Reschini and White (effective May 19, 1997) identifies and submits on an annual basis to the full Board nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders. The Nominating Committee will consider suggested nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such rules and regulations provide that the Company is not required to include a stockholder proposal in its proxy materials unless it is received by a specified date. Accordingly, all recommended nominations to be placed on the ballot for election to the Board at the 1998 Annual Meeting of Stockholders must be in writing and must be received by the Company on or before its close of business on January 1, 1998. During 1996, the Nominating Committee, which was formed on November 4, 1996, consisted of Messrs. Steven N. Brody, Robert J. Smallacombe and David D. Watson, each of whom was removed from office as a result of the Consent Solicitation.

Audit Committee

         The Audit Committee of the Board, which presently consists of Messrs. McElwain, Reschini and White (effective March 24, 1997), provides oversight of the Company's financial reporting process, reviews the services provided by the Company's independent public accountants, consults with such independent public accountants on audits and proposed audits, reviews the need for internal auditing procedures and assesses the adequacy of internal controls. During 1996, the Audit Committee, which was formed on May 20, 1996, consisted of Messrs. Brody and Smallacombe, both of whom were removed from office as a result of the Consent Solicitation.

Compensation Committee; Compensation Committee Interlocks and
Insider Participation

         The Compensation Committee of the Board, which presently consists of Messrs. Jindra, Mykityshyn, Reschini and White (effective May 19, 1997), establishes, reviews and approves compensation programs of the Company generally, and approves salaries and bonuses for officers and certain other salaried employees of the Company. In addition, the Compensation Committee administers the Company's 1992 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan and determines which eligible employees and consultants of the Company may participate in the Plans and the type, extent and terms of the equity-based awards to be granted to them. During 1996, the Compensation Committee, which was formed on May 20, 1996, consisted of Messrs. Brody, Jarrett and Smallacombe, each of whom was removed from office as a result of the Consent Solicitation.

Special Committee

         The Special Committee of the Board, which presently consists of Messrs. Jindra and Mykityshyn (effective May 19, 1997), has been formed to review proposals regarding the restructuring of the subordinated debt held by Mr. Zaucha and to review the Company's obligations to Mr. Zaucha (i) under certain earn out provisions of the Northstar/Keystone merger agreement and (ii) under lease agreements applicable to certain real property owned by Mr. Zaucha and his family which are leased to the Company.

                             1997 STOCK OPTION PLAN

Purpose

         The Company's 1997 Stock Option Plan, which is attached hereto as EXHIBIT A, is intended as an incentive and to encourage stock ownership by officers, consultants, directors and certain other key employees of the Company and its subsidiaries in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ or service of the Company.

Administration

         The 1997 Stock Option Plan is administered by the Compensation Committee (the "Committee"), which is appointed by the Board of Directors, as described in the Plan. The Committee, subject to the provisions of the 1997 Stock Option Plan, in its sole discretion, may grant options under the Plan, and has the power to construe the Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the 1997 Stock Option Plan as it may deem desirable.

Eligibility, Grant of Options

         Pursuant to the 1997 Stock Option Plan, key persons of the Company and its subsidiaries who have been selected by the Committee as participants are eligible to receive stock options. In addition, under the 1997 Stock Option Plan, certain directors of the Company who are not employees of the Company may be eligible to receive limited stock options pursuant to a formula grant to be determined and instituted at the discretion of the Committee.

         Options granted under the 1997 Stock Option Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"); provided, however, that ISOs may only be granted to participants who are also employees of the Company and its subsidiaries. The exercise price of the options will be determined by the Committee when the options are granted, subject to a minimum price in the case of ISOs of the Fair Market Value (as defined in the 1997 Stock Option Plan) of the Common Stock on the date of grant and a minimum price in the case of NQSOs of 85% of the Fair Market Value of the Common Stock on the date of grant. Options vest and become exercisable as determined by the Committee. The option exercise price may be paid in cash, by check, by delivery to the Company shares of Common Stock already owned by the option holder for at least six months, or by such other method as the Committee may permit from time to time.

Amount of Shares

         The aggregate number of shares of Common Stock that may be issued pursuant to a stock option under the 1997 Stock Option Plan may not exceed 1,000,000. The maximum number of shares which may be subject to options in any calendar year to an option holder shall not exceed 100,000 shares.

Effect of Change in Control of the Company

         In the event of a Change in Control (as defined in the 1997 Stock Option Plan) of the Company, all options will become immediately vested and exercisable.

Term of Options

         No options may be granted under the 1997 Stock Option Plan after September 11, 2007.

Market Value

         The market value of the Common Stock as determined by the closing price of July 15, 1997 was $3.00 per share.

Federal Tax Consequences

         Set forth below is a brief description of the federal income tax consequences applicable to ISOs and NQSOs granted under the 1997 Stock Option Plan.

ISOs

         No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

         If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

         Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of an NQSO.

         For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her

"regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

         In general, for purposes of the alternative minimum tax, the exercise of an ISO will be treated essentially as if it were the exercise of an NQSO. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an ISO with respect to unrestricted Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price for the shares and the fair market value of the shares on the date of exercise.

NQSOs

         With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Section 162(m) Deductibility Limitation

         Section 162(m) of the Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m) of the Code, compensation which is performance-based is not counted as subject to the deductibility limitation. Income pursuant to options granted is intended to be fully deductible by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m) of the Code.

         The foregoing summary with respect to Federal income taxation does not purport to be complete and reference is made to the applicable provisions of the Code.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            MANAGEMENT AND DIRECTORS

The following table sets forth information as of July 15, 1997 with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) each person serving as a director of the Company; (iii) the Company's Chief Executive Officer and each of the three remaining most highly compensated executive officers (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto.

                                                                             Common Stock Beneficially Owned(1)
                                                                         --------------------------------------------
                           Beneficial Owner                                  Number(2)                 Percent
          ----------------------------------------------------           ------------------       -------------------

          Thomas W. Zaucha(3)                                                      949,958             16.2%
          Lawrence F. Jindra, M.D.(4)........................                       25,000                *
          James H. McElwain(4)...............................                       25,000                *
          Mark G. Mykityshyn(4)..............................                       25,000                *
          Roger J. Reschini(4)...............................                       25,000                *
          David B. White(4)..................................                       25,000                *
          Michael S. Delaney(5)..............................                       43,500                *
          Mellon Bank Corporation(6).........................                      476,000               8.1%
          All Current Directors and Executive Officers as a
              group (total 6 persons)........................                    1,099,958              18.7%
        ---------
        *Less than 1% of the outstanding Common Stock.

(1) Pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) Represents total number of shares of Common Stock owned by each person, which each named person or group has the right to acquire, through the exercise of options within sixty (60) days, together with Common Stock currently owned, as a percentage of the total number of shares of Common Stock outstanding as of July 15, 1997. In accordance with the Commission's rules, the ownership percentage of each person or group is calculated treating all shares beneficially owned by such person or group as issued and outstanding shares.

(3) Includes 667,201 shares of Common Stock owned directly by Mr. Zaucha and his wife, Alice L. Zaucha, as joint tenants, 207,757 shares of Common Stock are held by the Zaucha Family Limited Partnership whose sole and general partners are currently Mr. Zaucha, Mrs. Zaucha and their four children, and 75,000 shares of Common Stock which are held by Mr.
       Zaucha as sole beneficial owner.  Pursuant to the terms of the

       Northstar/Keystone merger agreement, Mr. Zaucha has the right to seek stockholder approval for the conversion of certain of the debt owned to him by the Company into Common Stock of the Company. If such conversion is sought and subsequently approved by stockholders, Mr. Zaucha's beneficial ownership of Common Stock would increase significantly.

(4) Comprised entirely of Options to purchase shares of Common Stock, which Options were granted on March 24, 1997 upon election to the Board of Directors.

(5) Includes 25,000 Options to purchase shares of Common Stock, which Options were granted on March 24, 1997 upon appointment as an officer of the Company.

(6) Mellon Bank, N.A. shares voting and dispositive power with respect to the number of shares listed as beneficially owned by Mellon Bank Corporation.

                         Former Directors and Officers*

                                                                             Common Stock Beneficially Owned(1)
                                                                         --------------------------------------------
                          Beneficial Owner**                                Number(2)                  Percent
          ----------------------------------------------------           -----------------        -------------------

          Steven N. Brody....................................                      157,500              2.6%
          Robert J. Smallacombe..............................                      100,000              1.7%
          David D. Watson....................................                       90,230              1.5%
          Charlie B. Jarrett, Jr.............................                       25,000                *
          Timothy C. Pesci...................................                       25,000                *
          John A. Lombardi...................................                       75,000              1.3%

         ---------
        * Messrs. Brody, Smallacombe, Jarrett and Pesci were removed from their respective positions with the Company on March 24, 1997 as a result of the Consent Solicitation. Mr. Watson was removed as a Director and an officer on March 24, 1997 and as an employee as of July 5, 1997. Mr. Lombardi was removed from his positions as Executive Vice President, Chief Financial Officer and Treasurer of the Company on May 20, 1997 by action of the Board of Directors.

       ** Messrs. Brody, Smallacombe and Watson as well as the other former directors and officers listed above may make claims to certain options to purchase the common stock of the Company.

                  Mr. Brody is entitled to receive (1) 7,500 options at $6.13 per share granted on December 16, 1995, (2) 50,000 options at $5.25 per share granted pursuant to written consent of the Board on February 2, 1996, (3) 25,000 options allegedly at $1.75 per share granted by the Board in May 1996 and (4) 75,000 options at $1.00 per share pursuant to his April 2, 1996 contract. In addition, Mr. Brody may make a claim (which the Company would dispute) to 200,000 options at $1.75 pursuant to a draft resolution presented to the Board on January 15, 1997.

                  Mr. Smallacombe may make a claim to be entitled to receive (1) 25,000 options at $2.00 per share pursuant to an Independent Consulting Contract, dated August 20, 1996, (2) 25,000 options allegedly at $1.75 per share pursuant to a resolution adopted by the Board in May 1996 and (3) 50,000 options at $1.75 per share pursuant to an Independent Consulting Contract, dated January 20, 1997. In addition, Mr. Smallacombe may make a claim (which the Company would dispute) to (i) an additional 100,000 options at $1.75 per share under the Independent Consulting Contract, dated January 20, 1997 and (ii) 200,000 options at $1.75 per share pursuant to a draft resolution presented to the Board on January 15, 1997.

                  Mr. Watson holds options to purchase 50,000 shares at $5.50 per share pursuant to an Employment Agreement, dated November 15, 1995. In addition, Mr. Watson may make a claim (which the Company would dispute) to (i) 205,000 options at $1.75 pursuant to a draft resolution presented to the Board on January 15, 1997 and (ii) 205,000 options at $1.75 per share pursuant to an alleged Amended and Restated Employment Agreement, dated as of March 13, 1997.

                  The Company believes that some or all of the options claimed by the Company's former executive officers have expired or were improperly or invalidly granted and intends to contest the validity of these options in whole or in part. (All Company options by their terms expire between three months and one year after the optionee's termination of employment or directorship.) The Company may, as a result of litigation or settlement, honor these options in whole or in part.

(1) Pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) Represents total number of shares of Common Stock owned by each person, which each named person or group has the right to acquire, through the exercise of options within sixty (60) days, together with Common Stock currently owned, as a percentage of the total number of shares of Common Stock outstanding as of July 15, 1997. In accordance with the Commission's rules, the ownership percentage of each person or group is calculated treating all shares beneficially owned by such person or group as issued and outstanding shares.

Executive Compensation

       The following table shows, for the fiscal years ended December 31, 1994, 1995 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company in 1996 (the "Named Executive Officers") in all capacities in which they served.

                           Summary Compensation Table

                                                      Annual Compensation                           Long Term Compensation(1)
                                                      ---------------------------------------     ---------------------------
                                                                                      Other
                                                                                      Annual       Securities     All Other
                                                                                     Compen-       Underlying      Compen-
Name and Principal Position               Year        Salary           Bonus        sation(2)      Options (#)     sation
---------------------------               ----        -------          -----        ---------     -----------      ------

Thomas W. Zaucha                          1996     $  125,000       $       0     $         0              0      $   300
Chairman, President and CEO (3)           1995         17,308       $       0     $         0              0      $   300
                                          1994            N/A             N/A             N/A            N/A          N/A

Ralph C. Sweithelm                        1996     $   85,531       $ 182,538     $         0              0      $   300
Former President Keystone                 1995     $    6,338       $   8,957     $         0              0      $   300
Rehabilitation Systems (4)                1994            N/A             N/A             N/A            N/A          N/A


                           Former Executive Officers*

                                                      Annual Compensation                         Long Term Compensation(1)
                                          --------------------------------------------------      -------------------------

                                                                                      Other
                                                                                      Annual       Securities     All Other
                                                                                     Compen-       Underlying      Compen-
Name and Principal Position               Year        Salary           Bonus        sation(2)      Options (#)      sation
---------------------------               ----        -------          -----        ---------     -----------     ---------

David D. Watson                           1996     $   75,000       $       0     $         0              0      $   300
Former President and COO (5)              1995     $    6,635       $       0     $         0         50,000      $   300
                                          1994            N/A             N/A             N/A            N/A          N/A


John A. Lombardi                          1996     $   30,156       $       0     $         0              0      $     0
Former Executive V.P., CFO and            1995            N/A             N/A             N/A            N/A          N/A
Treasurer (6)                             1994            N/A             N/A             N/A            N/A          N/A



  -----------

* Mr. Watson was removed as a director and an officer of the Company on March 24, 1997 and as an employee as of July 5, 1997. Mr. Lombardi was removed from his positions with the Company on May 20, 1997.

(1) The Company has a 401(k) plan which is being merged with the Keystone 401(k) plan. The plans call for certain matching contributions by the employer equal to 50% of the participant's contribution up to a maximum employer contribution of $300 per year. The plan also calls for discretionary employer contributions, none of which were made after the November 1995 merger of Northstar and Keystone.

(2) During the year ended December 31, 1996, the Named Executives received medical benefits under the Company's group insurance policy, including disability and life insurance benefits which are equivalent to such benefits paid to all other full-time employees. The aggregate amount of all perquisite compensation was less than 10% of the total annual salary and bonus reported for each Named Executive with the exception of Mr. Zaucha, for whom the Company made payments of $14,400 in respect of a leased automobile in addition to his other benefits.

(3) During each of 1996 and the applicable period of 1995, Mr. Zaucha received annual cash compensation in the amount of $125,000, which consisted entirely of salary pursuant to his employment contract which is summarized herein. Mr. Zaucha also receives funds from the Company in the form of lease payments, note payments and other related-party transactions which relate to the merger with Keystone. See, "Certain Relationships and Related Transactions." Lease payments to Mr. Zaucha for 1996 and 1995 were $470,364 and $59,000, respectively. In conjunction with the merger with Keystone, the Company is required to make earn out payments to Mr. Zaucha, Alice Zaucha and the Zaucha Family Limited Partnership in certain events, none of which have been made to date. The Company also paid $86,320 in 1996 and $9,156 in 1995 for real estate maintenance and housekeeping services to Impulse Development Corporation, a company controlled by Mr. Zaucha.

(4) Because Mr. Sweithelm was the president of the Company's largest revenue-generating subsidiary during 1996, he performed policy-making functions for Northstar and is included as a Named Executive.

(5) Mr. Watson holds a note payable by the Company resulting from the merger with Keystone under which he receives $75,000 annually.

(6) Mr. Lombardi was hired by the Company in September 1996 pursuant to an employment contract which is summarized herein. His annual salary pursuant to such contract was $112,000.


                            Stock Option Grants Table

         The following table sets forth information concerning individual grants of options to purchase Common Stock made to Named Executive Officers during 1996 and through the fiscal period ended March 31, 1997.

                                 Number of                                                  Potential Realizable
                                Securities      % of Total                                    Value at Assumed
                                Underlying       Options      Exercise                     Annual Rates of Stock
                                  Options       Granted to    or Base      Expiration      Price Appreciation for
Name                              Granted       Employees       Price         Date              Option Term
----                            ----------      ----------    --------     ----------      ----------------------
                                                                                              5%           10%
                                                                                           ---------    ---------

Thomas W. Zaucha............            0             0%         $--         --              --           --
Lawrence F. Jindra, M.D.           25,000           4.7%        2.375      3/24/07         $37,341      $94,628
James H. McElwain                  25,000           4.7%        2.375      3/24/07         $37,341      $94,628
Mark G. Mykityshyn                 25,000           4.7%        2.375      3/24/07         $37,341      $94,628
Roger J. Reschini                  25,000           4.7%        2.375      3/24/07         $37,341      $94,628
David B. White                     25,000           4.7%        2.375      3/24/07         $37,341      $94,628
Michael S. Delaney..........       25,000           4.7%        2.375      3/24/07         $37,341      $94,628


                           Former Executive Officers*

                              Number of                                                       Potential Realizable
                             Securities      % of Total                                         Value at Assumed
                             Underlying        Options      Exercise                         Annual Rates of Stock
                               Options       Granted to     or Base      Expiration          Price Appreciation for
Name                           Granted        Employees       Price         Date                  Option Term
----                         ----------      ----------     --------     ----------    ------------------------------------
                                                                                           0%            5%          10%
                                                                                       ---------    ----------   ----------

Steven N. Brody.............    7,500           29.6%         $6.13        3/24/98        --        $   28,913   $   73,272
                               50,000                         $5.25        3/24/98        --        $  165,085   $  418,357
                               25,000                         $1.75        3/24/98        --        $   27,514   $   69,726
                               75,000                         $1.00(1)     3/24/98       $159,375   $  306,772     $532,908
Robert J. Smallacombe.......   25,000           18.8%         $2.00        3/24/98        --        $   31,445   $   79,687
                               25,000                         $1.75        3/24/98        --        $   27,514   $   69,726
                               50,000                         $1.75        3/24/98        --        $   55,028   $  139,452
David D. Watson.............   50,000            9.4%         $5.50       10/05/97        --        $  172,946   $  438,279
John A. Lombardi............   25,000           14.1%         $1.75        8/20/97        --        $   27,514   $   69,726
                               50,000                         $2.00        8/20/97        --        $   62,889   $  159,374


        -----------

         * Messrs. Brody and Smallacombe were removed from their respective positions with the Company on March 24, 1997. Mr. Watson was removed as a Director and an officer of the Company on March 24, 1997 and as an employee as of July 5, 1997. Mr. Lombardi was removed from his positions with the Company on May 20, 1997.

                  The Company believes that some or all of the options claimed by the Company's former executive officers have expired or were improperly or invalidly granted and intends to contest the validity of these options in whole or in part. (All Company options by their terms expire between three months and one year after the optionee's termination of employment or directorship.) The Company may, as a result of litigation or settlement, honor these options in whole or in part. See "Security Ownership of Certain Beneficial Owners, Management and Directors."

(1) The closing price of the Company's Common Stock on April 2, 1996 was $3.125 per share.


                      Aggregate Stock Option Exercise Table

         The following table sets forth information regarding the exercise of Options by Named Executive Officers during 1996. The table also shows the number and value of unexercised Options which were held by the Named Executive Officers as of December 31, 1996 and through the fiscal period ended March 31, 1997.

                                                                          Number of
                                                                          Securities
                                                                          Underlying
                                                                         Unexercised
                                    Number of                              Options              Value of Unexercised
                                 Shares Acquired     Value Realized      Exercisable/           In-the-Money Options
            Name                   on Exercise                          Unexercisable       Exercisable/Unexercisable(1)
            ----                 ---------------     --------------     -------------       ----------------------------

Thomas W. Zaucha...........             0                  $0                 0                       $       0/0
Lawrence F. Jindra, M.D.                0                  $0               25,000                    $    15,625
James H. McElwain..........             0                  $0               25,000                    $    15,625
Mark G. Mykityshyn.........             0                  $0               25,000                    $    15,625
Roger J. Reschini..........             0                  $0               25,000                    $    15,625
David B. White.............             0                  $0               25,000                    $    15,625
Michael S. Delaney.........             0                  $0               25,000                    $    15,625

                         Former Officers and Directors*


                                                                          Number of
                                                                          Securities
                                                                          Underlying
                                                                         Unexercised
                                    Number of                              Options              Value of Unexercised
                                 Shares Acquired     Value Realized      Exercisable/           In-the-Money Options
            Name                   on Exercise                          Unexercisable       Exercisable/Unexercisable(1)
            ----                 ---------------     --------------     -------------       ----------------------------

Steven N. Brody.............            0                   0              157,500                    $   181,250
Robert J. Smallacombe.......                                               100,000                    $   118,750
David D. Watson.............            0                   0               50,000                    $       0/0
John A. Lombardi............            0                   0          25,000/50,000               $   31,250/50,000

-----------

           * Messrs. Brody and Smallacombe were removed from their respective positions with the Company on March 24, 1997. Mr. Watson was removed as a Director and an officer of the Company on March 24, 1997 and as an employee as of July 5, 1997. Mr. Lombardi was removed from his positions with the Company on May 20, 1997.

                  The Company believes that some or all of the options claimed by the Company's former executive officers have expired or were improperly or invalidly granted and intends to contest the validity of these options in whole or in part. (All Company options by their terms expire between three months and one year after the optionee's termination of employment or directorship.) The Company may, as a result of litigation or settlement, honor these options in whole or in part. See "Security Ownership of Certain Beneficial Owners, Management and Directors."

(1) Based on the closing price of the Company's Common Stock on July 15, 1997 of $3.00 per share.

Director Compensation

         Each Director who is not an employee of the Company receives a quarterly retainer fee of $3,000 and an attendance fee of $1,000 for each Board of Director meeting or committee meeting at which he is present in person or via telephonic means. In addition, Directors receive options to purchase 25,000 shares, at market value, upon joining the board, unless they own more than 10% of the outstanding common stock.

Employment Agreements

         The Company has an employment contract with its Named Executives Thomas
W. Zaucha and Ralph C. Sweithelm. During 1996, the Company had employment agreements with David D. Watson and John A. Lombardi, both of which agreements have since been terminated. On March 26, 1997, Messrs. Brody, Smallacombe, Watson, Jarrett and Pesci, all former directors of the Company, purported to have the Company enter into employment agreements with each of Messrs. Lombardi, Sweithelm, Watson, Edward Banos and Brian K. Strong and with Ms. Elaine Professori. The current Board of Directors believes these agreements, and any options to purchase the common stock of the Company contained therein, are invalid.

Mr. Zaucha

         Mr. Zaucha's contract with the Company is dated November 15, 1995 and has a five-year term. Pursuant to the contract, Mr. Zaucha is to serve as the Company's CEO with a base salary of $125,000. The contract contains confidentiality and non-compete provisions. See "Certain Relationships and Related Transactions." On February 13, 1997, the former Board removed Mr. Zaucha from his office as Chairman of the Board and Chief Executive Officer. On March 24, 1997, Mr. Zaucha was re-elected to the Board by written consent of stockholders and thereupon appointed as the Company's Chairman of the Board and Chief Executive Officer.

Mr. Sweithelm

         Mr. Sweithelm entered into an employment contract with the Company in January 1995. On March 26, 1997, the former Board purported to enter into a new employment agreement with Mr. Sweithelm, dated as of March 1, 1997, pursuant to which he was to serve as the president of Keystone, a subsidiary of the Company. The Company believes this agreement to be invalid.

Mr. Watson

         Mr. Watson's contract with the Company was dated November 15, 1995 and had a five-year term. Pursuant to the contract, Mr. Watson was to serve as the Company's President with a base salary of $75,000. The contract contained confidentiality and non-compete provisions. On March 26, 1997, the former Board purported to enter into a Restated and Amended Employment Agreement with Mr. Watson. The Company believes the agreement to be invalid. The Board terminated Mr. Watson's employment agreement with the Company as of July 5, 1997.

Mr. Lombardi

         Mr. Lombardi's contract with the Company was dated September 16, 1996 and had a renewable one-year term. Pursuant to the contract, Mr. Lombardi was to serve as the Company's Executive Vice President, Chief Financial Officer and Treasurer with an annual salary of $112,000. The contract also entitled Mr. Lombardi to options to purchase 25,000 shares of common stock at a price of $1.75 per share (the prevailing market price) on the effective date of his employment contract, and options to purchase 50,000 shares of common stock at a price of $2.00 per share; however, such options were not exercisable until the Company's common stock is listed and trades at a price in excess of $5.93 per share for a period of ten consecutive trading days. None of the options have been issued as of the date of this filing. The contract contained confidentiality provisions and a non-compete clause. On March 26, 1997, the former Board purported to enter into a Restated and Amended Employment Agreement with Mr. Lombardi. The Company believes the agreement to be invalid. The Board terminated Mr. Lombardi's employment agreement with the Company on May 20, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consent Solicitation Expenses

         Since the decision of the Delaware Chancery Court confirming the results of the Consent Solicitation was affirmed by the Delaware Supreme Court on August 1, 1997, the Company will reimburse Mr. Zaucha for the expenses he incurred in connection with the Consent Solicitation. To date, those expenses, which primarily consist of investment advisory fees, legal fees, printing and proxy solicitor costs and incidental expenses, approximate $1,600,000.

Transactions with Former Board Members

         In 1996, Brody Associates, a consulting firm wholly-owned by Mr. Brody was retained to perform a variety of consulting services for the Company related to its investigation of former management and related to the corporate restructuring of the Company. During 1996, the Company paid $223,795 to Brody Associates for these services and related business expenses. At December 31, 1996, the Company had a liability to Brody Associates of $25,586. Mr. Brody was removed from his positions with the Company on March 24, 1997, as confirmed by the Delaware Chancery Court on May 8, 1997.
See "Legal Proceedings."

         In 1996, the Company retained Executive Advisory Group, Ltd., whose sole owner is Mr. Smallacombe, to serve as a management consultant and to aid in the corporate restructuring. For these services and related business expenses, the Company paid $189,503 to Executive Advisory Group, Ltd. As of December 31, 1996, the Company owed $9,750 to Executive Advisory Group, Ltd. Mr. Smallacombe was removed from his respective positions with the Company on March 24, 1997, as confirmed by the Delaware Chancery Court on May 8, 1997. See "Legal Proceedings."

         In conjunction with the investigation of former management, the Company retained Plowman, Speigel & Lewis, P.C. in order to assist in understanding certain corporate governance and securities litigation issues. Charles B. Jarrett, Jr., formerly a Director of the Company, is also a member of that firm. During 1996, but prior to Mr. Jarrett's appointment to the Board of Directors, the Company paid to Plowman, Speigel & Lewis, P.C. $32,548 for professional services rendered.

         The Company also has certain contractual obligations due to employees. One such employee is the wife of Mr. Watson, an officer and director of the Company. As of December 31, 1996, Mrs. Watson had provided $126,354 to the Company in contractual deposits. The corresponding maximum amount payable to Mrs. Watson as of December 31, 1996 in accordance with terms of those contractual obligations is approximately $182,000.

Keystone Acquisition

         Mr. Zaucha was the founder and principal owner of Keystone, which merged with the Company in November 1995 and is now the Company's principal operating subsidiary.

         As part of the acquisition of Keystone, the Company paid cash of $450,000 and issued 150,000 shares of Common Stock with a market value of $937,500 to Commercial Financial Corporation ("CFC") for services rendered. CFC is wholly-owned by Nichlaus P. Horoczko who is a personal friend and business associate of Mark A. DeSimone, the Chairman and Chief Executive Officer of Northstar at the time of the merger with Keystone, and might be deemed a related party. Additionally, the Company has made certain guarantees to CFC that the aforementioned shares will be able to be sold with net proceeds of at least $937,500. These costs were expensed during 1995.

         The Company believes that these shares of Common Stock were sold on February 12, 1996 for approximately $840,000. No additional compensation has been requested by CFC for the shortfall in share proceeds. Mr. Horoczko is a defendant in the Company's suit as discussed in the Company's Annual Report.

         In connection with the Keystone acquisition, Messrs. Zaucha and Watson, who both sold interests in the former Keystone, and are now or were officers with Northstar, have gross debt and other amounts due directly to them of $3,919,500 and $293,750, respectively, as of December 31, 1996 and $7,897,500 and $368,750 as of December 31, 1995. In addition, Mr. Zaucha's Family Limited Partnership is due $1,105,500 and $2,227,500 as of December 31, 1996 and 1995, respectively.

         As required under the Merger Agreement, immediately prior to the merger, Keystone transferred to the Zaucha Family Limited Partnership, of which Mr. Zaucha is a general partner, all of the real estate previously owned by Keystone in return for a payment of $5,215,568. The parcels of such real estate used in Keystone's business were then leased to Keystone. At the request of Mr. Zaucha, the Company has formed a Special Committee of the Board to evaluate the fairness of the lease agreements as well as certain other financial arrangements Mr. Zaucha has with the Company. See "Board of Directors; Board Committees."

         The leases are for a period of ten years, and commenced November 15, 1995. Lease payments for 1996 and 1995 were $470,364 and $59,000, respectively. Future minimum lease payments under these leases are as follows:

          1997                                       $ 470,364
          1998                                         470,364
          1999                                         470,364
          2000                                         470,364
          2001                                         546,156
          Thereafter                                 2,184,624
                                                     ---------
          Total                                     $4,612,236

         The Company also paid to Impulse Development Corporation, a company controlled by Mr. Zaucha, certain sums related to housekeeping, maintenance and leasehold improvement construction. In addition, a family member of the Company's former Chief Financial Officer was employed by Impulse Development Corporation. These payments totaled $86,320 in 1996 and $9,156 in 1995.

Transactions With Mark A. DeSimone

         Mr. DeSimone was the Chairman of the Board and Chief Executive Officer of Northstar from October 1991 until the merger with Keystone in November 1995. Mr. DeSimone was removed from his respective positions with the Company in March 1996 after Mr. Zaucha uncovered a series of what appeared to be irregular, self-interested transactions between the Company and Mr. DeSimone.

         During the year ended December 31, 1995, Mr. DeSimone reimbursed the Company for $220,000 of expenses. During 1995 he also paid 7% interest of $29,000 to the Company on this obligation. Conversely, the Company repaid a loan of $162,000 to Mr. DeSimone on May 30, 1995 along with 8% per annum interest of $6,000.

         As of July 18, 1995, in consideration for Mr. DeSimone entering into an extended non-compete agreement with the Company, fixing his compensation over the term of the agreement and for returning to the Company options covering 250,000 shares of Common Stock, the Company amended, restated and replaced Mr. DeSimone's previous employment agreement. In addition to annual compensation and certain benefits, Mr. DeSimone received 30,000 shares of Common Stock with a fair market value of $198,000, a one-time bonus of $175,000 and the repayment of a personal loan to PNC Bank in the amount of $150,000. In connection with this loan repayment, for each year Mr. DeSimone remained as an employee or consultant to the Company, the Company agreed to waive repayment by Mr. DeSimone to the Company of one-seventh of this loan satisfaction.

         In September 1995, the Company received approximately $253,000 from Mr. DeSimone for payment of third party receivables that the Company had recorded.

         In February 1996, Mr. DeSimone terminated his employment with the Company but continued to work as a consultant to the Company. His employment contract was changed to a consulting arrangement with similar terms. The Company paid him $47,000 under the terms of this agreement during 1996. In March 1996, Mr. DeSimone resigned from the Board of Directors and the Company terminated its relationship with him.

         Mr. DeSimone personally guaranteed a facility with Integra Bank and received a 5% guarantee fee totaling $325,000.

         Mr. DeSimone was a director of SMT Health Services, Inc. (SMT) during 1995. Mr. DeSimone also had a five-year consulting arrangement with SMT from which he received $75,000 for consulting service. Mr. DeSimone sold his consulting business to the Company prior to 1995. Current management believes that these and possibly other fees for consulting services should have been remitted to the Company and is seeking to recover such fees.

Transactions With Med-Bill Corporation, Inc., Med Consulting and Med-Stat, Inc.

         Med-Bill Corporation, Inc. (Med-Bill), which is a company located in Western Pennsylvania, is a related party. Mr. James P. Shields, a cousin of Mr. DeSimone is an officer and the sole owner of Med-Bill. Additionally, Mr. DeSimone and his wife, Leslie M. DeSimone, are believed by current management to be associated with Med-Bill and to have principal financial interests in Med-Bill. Likewise, Med Consulting and Med-Stat, Inc. are believed by current management to have relationships similar to that of Med-Bill.

         In 1994 the Company agreed to pay Med-Bill a financing fee of $250,000 in connection with the receipt of a loan. On May 29, 1995, the Company paid the final installment of $150,000 toward the aforementioned financing fee.

         Prior to 1995, Med-Bill purchased certain obligations of the Company totaling $930,000. This obligation was paid in full during 1995. No interest was paid on this note.

         In the first quarter of 1995, the Company loaned Med-Bill and Med Consulting $41,000 and $25,000, respectively, pursuant to a demand note that bears interest at the rate of 9% per annum. At December 31, 1995, these amounts were deemed uncollectible and were written-off.

         On July 1, 1995, the Company entered into a lease agreement with Med-Stat, Inc. for two pieces of ultrasound equipment in the amount of $225,000 and paid a deposit of $30,000. On August 31, 1995, the lease was bought-out by a reduction in amounts due from Med-Bill of $167,500. Current management believes that the equipment leased/purchased may have been used and may not have been acquired at fair market value.

White Oak Diagnostics Systems

         In November 1993, the Company acquired an interest in White Oak Diagnostic Systems ("White Oak") from Northern Diagnostics Services, Inc. ("Northern Diagnostics"), an entity which was purportedly owned by Mr. James Shields.

         In connection with the acquisition, the Company agreed to make certain contingent payments to either Northern Diagnostics or Med-Bill if gross collected revenues exceeded $400,000 for 1995. The 1995 revenues exceeded the aforementioned threshold and a contingent payment was made to Med-Bill during the year of $85,000. Given the related party nature of the transaction, this payment was treated as a disproportionate dividend as the Company was required to record its investment in White Oak at the same basis as that of the related parties' investment in White Oak.

         Northern Diagnostics acquired White Oak from a group of physicians. In August 1995, White Oak made payments to the former physician owners of approximately $150,000. Current management believes that these payments by White Oak represent amounts due to these physicians by Northern Diagnostics for the acquisition.

         On May 30, 1995, the Company paid $350,000 to Med-Bill to satisfy amounts recorded as due Med-Bill.

PVL Acquisition

         In connection with the purchase of Penn Vascular Labs, P.C. ("PVL") and Vascusonics, Inc. ("Vascusonics"), the Company transferred to Ultrasonics, Inc. ("Ultrasonics"), all the receivables of PVL and Vascusonics as of December 1, 1995, with a value as stated in the acquisition agreement of $350,000 for no known consideration. Ultrasonics is a related party and is owned by Mr. James Shields and/or Mr. Jeff D. Bergman, the CEO and Chairman of the Board of SMT.

         The purchase agreement stated that certain equipment lease obligations would be transferred to Ultrasonics. White Oak and Vascusonics then agreed to sublease the equipment from Ultrasonics such that the Sellers (as defined in the purchase agreement) would have no future liability under the leases. Also, White Oak and the Company jointly and severally indemnified the Sellers from and against any liability resulting from the failure of Ultrasonics to discharge all obligations to the lessors after the date of the sale. Current management is not aware of any consideration received by the Company from Ultrasonics in exchange for the lease contracts, which current management believes yielded lease payments to Ultrasonics which were in excess of fair market value for the leased equipment, or issuance of the previously mentioned indemnification.

         During 1996, the Company paid $53,341 in lease payments. Further, although the lessor paid approximately $155,000 for the equipment which it leased to the Company, the Company is scheduled to make lease payments totaling approximately $1,333,000. After March 1996, the Company refused to pay any further amounts under this contract, believing the payment to be excessive. The Company is vigorously contesting this obligation.

         In connection with this acquisition, the Company paid a brokerage fee of $350,000 to Mr. James Shields.

Shields Management Agreement

         Throughout 1995 the Company paid fees to Mr. James Shields or Med-Bill in connection with certain management services that he provided at White Oak. Additionally, upon the acquisition of PVL, Mr. Shields began providing such services at PVL. In total, management fees of approximately $270,000 were paid to Mr. Shields/Med-Bill during 1995. As of December 31, 1995, the Company had approximately $37,000 due to Mr. Shields or Med-Bill. The Company severed its relationship with Mr. Shields during the first quarter of 1996.

         During 1996, the Company paid Mr. Shields $59,106 under the terms of this contract. After March 1996, the Company refused to pay any further amounts under this contract, believing the payments to be excessive. The Company is vigorously contesting this obligation.

Other

         During 1995, the Company paid $13,500 to Ogg Jones DeSimone & Igneizi, a law firm in which Mr. DeSimone was a partner.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the Exchange Act, the Company's directors and executive officers, and any persons holding more than 10% of the outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 1996 fiscal year. Based solely upon the Company's review of copies of such reports furnished to it, the Company believes that during the 1996 fiscal year and through the period ended July 15, 1997 its executive officers and directors and the holders of more than 10% of the outstanding Common Stock complied with all reporting requirements of Section 16(a) under the Exchange Act with the following exceptions: Mr. Smallacombe did not timely file a Statement of Changes of Beneficial Ownership of Securities on Form 4 in connection with certain open-market purchases of Common Stock; the current Directors, with the exception of Mr. Zaucha, did not timely file a Statement of Initial Beneficial Ownership on Form 3 in connection with their election as directors of the Company; and Mr. Zaucha did not timely file a Statement of Changes of Beneficial Ownership of Securities on Form 4 in connection with the purchase of 75,000 shares of Common Stock in December 1996.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         Executive Compensation Policy. The Company's compensation policy for all of its executive officers is formulated and administered by the Compensation Committee of the Board. The Compensation Committee also administers the Company's 1992 Stock Option Plan and its 1994 Non-Employee Director Stock Option Plan, under which the Compensation Committee periodically grants Options to the directors, executive officers and other employees of the Company. If approved by stockholders, the Compensation Committee will also administer the Company's 1997 Stock Option Plan.

         The primary goals of the Company's compensation policy are to attract, retain and motivate skilled executive officers and to encourage them to act in the best interests of the Company's stockholders. In determining the level of executive compensation, certain quantitative and qualitative factors, including, but not limited to, the Company's operating and financial performance, the individual's level of responsibilities, experience, commitment, leadership and accomplishments relative to stated objectives, and marketplace conditions are taken into consideration.

         Chief Executive Officer's Compensation. For 1996, the compensation of Mr. Zaucha, the Chief Executive Officer of the Company, was set by the terms of his employment agreement. A summary of the key provisions of Mr. Zaucha's employment agreement is included elsewhere in this Proxy Statement. See "--Employment Agreements." Mr. Zaucha also participates in benefit programs that are generally available to employees of the Company, including medical benefits and a 401(k) savings plan. Mr. Zaucha has not participated in the Company's Stock Option Plans to date.

         Executive Officer Compensation. During 1996, the Company also had employment agreements with Messrs. Watson, Lombardi and Sweithelm. A summary of the key provisions of these employment agreements are included elsewhere in this Proxy Statement. See "--Employment Agreements." For the year ended December 31, 1996, compensation paid to the executive officers of the Company was determined primarily pursuant to the terms of the employment agreements negotiated by the Company with the executives. For discretionary compensation paid to executive officers that is not set by employment agreements, the Compensation Committee made subjective determinations on a case-by-case basis based on recommendations of the Chief Executive Officer as to each executive's merit and contribution to the success of the Company.

         Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the deductibility by the Company of compensation paid in any one year to any executive officer named in the Summary Compensation Table below. As none of the executive officers of the Company are currently paid compensation in excess of $1 million, the Company has not yet developed a policy with respect to Section 162(m) of the Code.

                                        As submitted by the
                                    Compensation Committee,
                                   Lawrence F. Jindra, M.D.
                                         Mark G. Mykityshyn
                                          Roger J. Reschini
                                             David B. White

Performance Graph

         The following graph compares the cumulative return on the Common Stock from January 1, 1996, the first day of trading of the Common Stock on the Nasdaq National Market (the "NNM"), to December 31, 1996 with such return for the NNM Composite Index (the "NNM Index") and The Standard & Poor's Midcap Health Care Services Index, a capitalization-weighted index that measures the performance of the health care services sector of the Standard & Poor's Midcap Index (the "Health Care Index"). The performance graph assumes (a) $100 was invested on January 1, 1996 and (b) reinvestment of dividends. Each measurement point on the graph below represents the cumulative stockholder return as measured by the closing price at the end of each period during the period from January 1, 1996 through December 31, 1996. As depicted in the graph below, during this period, the cumulative total return (i) for the Common Stock was (76.60)%, (ii) for the NNM Index was 23.04% and (iii) for the Peer Group was (9.96)%.

                    Comparison of Cumulative Total Return (1)



[GRAPHIC OMITTED - information from the omitted line chart is presented in the table below]


                     1/1/96    3/29/96     6/28/96     9/30/96     12/31/96
                     ------    -------     -------     -------     --------
NNM Index              100     104.47       112.51      116.96      123.04

Health Care Index      100     102.63        91.35       90.75       90.04

Northstar              100      50.00        34.04       29.79       23.40







----------
(1) The Company's Common Stock was delisted by the NNM on May 31, 1996.

                          OTHER BUSINESS OF THE MEETING

         The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management of the Company is not now aware may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

         COPIES OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS, DATED AUGUST 6, 1997, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO INVESTOR RELATIONS, NORTHSTAR HEALTH SERVICES, INC., THE ATRIUM, 665 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA 15701.

                                       By Order of the Board of Directors

                                       Thomas W. Zaucha

                                       Chairman, President and
                                       Chief Executive Officer



August 7, 1997

                         NORTHSTAR HEALTH SERVICES, INC.
                             665 Philadelphia Street
                           Indiana, Pennsylvania 15701

                         PROXY FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS 10:30 a.m., Eastern time, on
                               September 11, 1997

         The undersigned hereby appoints Thomas W. Zaucha and Michael S. Delaney, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR approval of Proposals 1, 2 and 3. All ABSTAIN votes will be counted in determining the existence of a quorum at the Annual Meeting, but will have the same effect as a vote AGAINST Proposals 2 and 3.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHSTAR HEALTH SERVICES, INC.

         Receipt of the Notice of Meeting and the Proxy Statement, dated August 7, 1997 (the " Proxy Statement"), is hereby acknowledged.

                  PLEASE SIGN AND DATE ON THE REVERSE SIDE AND
           MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (Continued on reverse side)

                          (Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHSTAR HEALTH SERVICES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS
1, 2 AND 3.

Please mark boxes in blue or black ink.

             1. Election of Directors

                FOR all nominees listed below:   [ ]

Nominees:     Thomas W. Zaucha,
              Lawrence F. Jindra, M.D.,
              James H. McElwain,
              Mark G. Mykityshyn,
              Roger J. Reschini and
              David B. White

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:


---------------------------------------------------------------- ----------------------------------------------------------------

2.   Proposal to adopt the Northstar Health Services, Inc.       (Joint owners should EACH sign.  Please sign EXACTLY as your
     1997 Stock Option Plan.                                     name(s) appears on this card.  When signing as attorney,
                                                                 trustee, executor, administrator, guardian or corporate
     FOR  [ ]    AGAINST   [ ]      ABSTAIN   [ ]                officer, please give your FULL title below.)

3.   Proposal to ratify the appointment of Arthur Andersen LLP   _____________________________________________
     as the independent public accountants of the Company for                       (Title or Authority)
     the fiscal year ending December 31, 1997.
                                                                 _____________________________________________
     FOR  [ ]   AGAINST    [ ]      ABSTAIN   [ ]                                   (Signature)

4.   In the discretion of the proxies with respect to any        _____________________________________________
     other matters that may properly come before the Annual                         (Signature)
     Meeting.
                                                                 Dated: _______________________, 1997


 YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                         NORTHSTAR HEALTH SERVICES, INC.
                             1997 STOCK OPTION PLAN

                                      * * *

                                    ARTICLE I

                                     Purpose

                  This 1997 Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers, consultants, directors and certain other key employees of Northstar Health Services, Inc. (the "Company") and its subsidiaries in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ or service of the Company.

                  The word "Company", when used in the Plan with reference to employment or service, shall include subsidiaries of the Company. The word "subsidiary", when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code.


                                   ARTICLE II

                                 Administration

                  The Plan shall be administered by a Committee appointed by the Board of Directors (the "Board"), each member of which shall consist of at least two or more persons who are (i) "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and (ii) an "outside directors" within the meaning of Section 162(m) of the Code (hereinafter referred to as the "Committee"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees or consultants of the Company and its subsidiaries shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified stock options; (c) to authorize the grant of non-qualified stock options to directors of the Board who are not employees of the Company pursuant to a formula award determined by the Committee; (d) to determine the times when options shall be granted and the number of shares to be optioned; (e) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (f) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (g) to accelerate the exercisability of any outstanding options; (h) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (i) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (j) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.


                                   ARTICLE III

                                      Stock

                  The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, $.01 par value, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 1,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X hereof. The maximum number of shares of Stock with respect to which options may be granted to any single optionee during any calendar year shall not exceed 100,000, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X.

                  The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.


                                   ARTICLE IV

                           Eligibility of Participants

                  Subject to ARTICLE VII, officers and other key employees of the Company or of its subsidiaries shall be eligible to receive options under the Plan. In addition, options which are not incentive stock options may be granted to directors, consultants, or other key persons who the Committee determines shall receive options under the Plan.


                                    ARTICLE V

                                  Option Price

                  In the case of each incentive stock option granted under the Plan, the option price shall be not less than the fair market value of the Stock at the time the incentive stock option was granted. In the case of options other than incentive stock options, the option price shall not be less than 85% of the fair market value of the stock at the time the option was granted. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any exchange with which the Company's Stock may be listed and traded on the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Company's Stock is not listed on any exchange but the Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported on the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Stock is not quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. In no event shall the option price be less than the par value per share of Stock on the date an option is granted.


                                   ARTICLE VI

                          Exercise and Terms of Options

                  The Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

                  Any other provision of the Plan to the contrary notwithstanding and subject to ARTICLE VII, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

                  Except as otherwise provided by the Committee at the time an option is granted or by any amendment to an outstanding option:

                  (i) If prior to the Termination Date, an optionee shall cease to be employed by or in the service of the Company or any subsidiary thereof by reason of a disability within the meaning of Section 22(e)(3) of the Code, the option may remain exercisable for a period not extending beyond one year after the date of cessation of employment or service to the extent it was exercisable at the time of cessation of employment of service.

                  (ii) In the event of the death of an optionee prior to the Termination Date and while employed by or in the service of the Company or a subsidiary thereof or while entitled to exercise an option pursuant to the preceding paragraph, the optionee's options may remain exercisable at any time prior to the Termination Date but in no event later than one year from the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution to the extent that the optionee was entitled to exercise it on the date of death.

                  (iii) If an optionee voluntarily terminates employment or service with the Company for reasons other than death, disability, or retirement on or after the normal retirement age set forth in the Company's policies (a "Voluntary Termination"), or if an optionee's employment or service with the Company is terminated for Cause, as hereinafter defined, unless otherwise provided by the Committee, all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be canceled. If at the time of a Voluntary Termination the Company was entitled to terminate the optionee's employment or service for Cause, as hereinafter defined, all shares of Stock received pursuant to options exercised after the Company was so entitled shall be purchased by the Company for the exercise price of such shares paid by the optionee. If the Company terminates an optionee's employment or service without Cause, as hereinafter defined, unless otherwise provided by the Committee, all options previously granted to such optionee which were exercisable immediately prior to such termination shall continue to be exercisable for period not extending beyond three months after the date of such termination.

                  For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment or service if the Company has cause to terminate the optionee's employment or service under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, upon (A) the determination by the Board that the optionee has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to the Company, (B) the Board's determination that the optionee has engaged or is about to engage in conduct materially injurious to the Company, or (C) the optionee having been convicted of a felony.


                                   ARTICLE VII

                        Special Provisions Applicable to
                          Incentive Stock Options Only

                  The aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000. To the extent that such aggregate fair market value exceeds $100,000 such options or portions thereof shall be non-qualified stock options.

                  No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and (ii) such option cannot be exercised more than five years after the date it is granted.

                                  ARTICLE VIII

                               Payment for Shares

                  Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company, by the surrender or delivery to the Company of shares of its stock which have been held by the optionee for at least six months, or by any other means acceptable to the Company and designated by the Committee. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.


                                   ARTICLE IX

                      Non-Transferability of Option Rights

                  Except as otherwise determined by the Committee with respect to the grant of options, no option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him.


                                    ARTICLE X

                  Adjustment for Recapitalization, Merger, Etc.

                  The aggregate number of shares of Stock which may be issued pursuant to options granted hereunder, the maximum number of shares of Stock which may be granted to any single optionee during any calendar year, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a Stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of Stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company.

                  In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

                  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                   ARTICLE XI

                                Change in Control

                  Except to the extent stated otherwise in any individual option agreement, upon the occurrence of a Change in Control all outstanding options shall become immediately exercisable in full. For purposes of the foregoing, a "Change in Control" shall, unless in the case of a particular option, the applicable option agreement states otherwise, be deemed to occur if:

(i) the Company enters into any agreement to engage in a transaction, the consummation of which would result in any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than (A) the Company, (B) any Subsidiary or (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities, provided that such transaction actually does occur;

(ii) individuals who constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Article XI)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

(iii) the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a merger or consolidation of the Company with any other corporation, and such merger or consolidation actually does occur other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above in (i), including the exemptions thereto) acquires forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or

(iv) the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets of any transaction having a similar effect, provided that such liquidation, sale or disposition actually does occur.


                                   ARTICLE XII

                        No Obligation to Exercise Option

                  Granting of an option shall impose no obligation on the recipient to exercise such option.


                                  ARTICLE XIII

                                 Use of Proceeds

                  The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.


                                   ARTICLE XIV

                             Rights as a Stockholder

                  An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.


                                   ARTICLE XV

                          Employment or Service Rights

                  Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ or service of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment or service at any time.

                                   ARTICLE XVI

                             Compliance with the Law

                  The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the Stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.


                                  ARTICLE XVII

                             Cancellation of Options

                  The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.


                                  ARTICLE XVIII

                             Expiration Date of Plan

                  No option shall be granted hereunder after September 11, 2007.


                                   ARTICLE XIX

                       Amendment or Discontinuance of Plan

                  The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X or (b) decrease the minimum option price.